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                                                                 EXHIBIT 3(a)(1)








                             CERTIFICATE OF TRUST OF

                          J.P. MORGAN INDEX FUNDING COMPANY I

               This Certificate of Trust is being executed as of December 12, 1996 for the purpose of creating a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

               The undersigned hereby certify as follows:

               1. Name. The name of the business trust is "J.P. Morgan Index Funding Company I" (the "Trust").

               2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890

               3. Effective Date. This Certificate of Trust shall be effective immediately upon filing in the office of the Secretary of the State of the State of Delaware.

               4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

               IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Certificate of Trust as of the day and year first above written.

                                        WILMINGTON TRUST COMPANY, as
                                        Delaware Trustee,

                                           by
                                              /s/ Emmet R. Harmon
                                              ----------------------------------
                                              Name:       Emmet R. Harmon
                                              Title:      Vice President
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                                              /s/ H. Christian Raymond
                                              ----------------------------------
                                              H. Christian Raymond
                                              Trustee


                                              /s/ Andrew G. Kerber
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                                              Andrew G. Kerber
                                              Trustee


                                              /s/ Susan L. McCullin
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                                              Susan L. McCullin
                                              Trustee